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Exhibit (a)(1)(H)
[Website Q&A]

[links to Home, CEO Letter, Offer to Exchange Document, Election Form, Q&A and
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                              QUESTIONS AND ANSWERS

       The following are answers to some of the questions that you may have about the Offer. We urge you to read carefully the Offer to Exchange document because the information contained in this summary is not complete. We have included references to the relevant sections of this Offer where you can find a more complete description of the topics than in this Questions and Answers. We may periodically update the Questions and Answers section based on your questions. We will send you notice via email if we update the Questions and Answers section.

Q1     WHAT IS THE OFFER TO EXCHANGE PROGRAM?

       The Offer to Exchange Program is a voluntary program permitting employees and members of the Company's Board of Directors (each an "Eligible Participant") to offer to exchange their stock options with exercise prices of $9.00 or greater (the "Eligible Options") for shares of our Common Stock. The number of shares of Common Stock that you will receive in exchange for your Eligible Options will depend on the exercise price of your Eligible Options, the number of option shares underlying your Eligible Options and the price of our Common Stock. We will not issue any fractional shares of Common Stock. Instead, we will round down the number of shares of Common Stock and pay you cash for the fractional share. The amount paid for the fractional share will be based on the price of our Common Stock. The shares of Common Stock that will be granted to you if we accept your Eligible Options for exchange will be awarded as a stock grant on December 6, 2001, which is the day after the Offer expires on December 5, 2001, or a later date if we extend the Offer. (See Sections 1 and 8 of the Offer.)

Q2     WHAT SECURITIES ARE WE OFFERING TO EXCHANGE?

       We are offering to exchange all Eligible Options that are currently outstanding under our 1997 Equity Incentive Plan (the "1997 Plan"), 1998 Non-Employee Directors' Stock Option Plan (the "1998 Plan") and 1999 Non-Officer Equity Incentive Plan (the "1999 Plan" and together with the 1997 Plan and 1998 Plan, the "Plans") that are held by Eligible Participants. If you wish to accept this Offer with respect to any Eligible Option, you must exchange ALL of the stock options granted to you on or after May 1, 2001, even if those stock options have an exercise price less than $9.00 per share. (See Sections 3 and 5 of the Offer.)

Q3     WHY ARE WE MAKING THE OFFER?

       We are making this Offer to motivate employees and decrease the number of outstanding stock options. A cornerstone of our success has been the retention and


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motivation of our employees. Accordingly, since many of our outstanding options have exercise prices that are significantly higher than the current market price of our Common Stock, we feel it is appropriate to offer this exchange program. We are also making this Offer to mitigate the dilutive effect that outstanding stock options have on our Common Stock by decreasing the number of stock options outstanding. (See Section 2 of the Offer.)

Q4     ARE THERE CONDITIONS TO THE OFFER?

       Yes. The Offer is subject to a number of conditions, including the conditions described in Section 6 of the Offer. However, the Offer is not conditioned on a minimum number of optionholders accepting the Offer or a minimum number of Eligible Options being exchanged. However, if you elect to participate, you will be required to exchange all stock options granted to you since May 1, 2001, even if those stock options have an exercise price less than $9.00 per share.

Q5     WHO CAN PARTICIPATE IN THE EXCHANGE?

       Our employees and members of our Board of Directors. If you are employed by us or are a member of our Board of Directors on the Expiration Date, you may exchange any of your Eligible Options. If your employment with us or membership on our Board of Directors terminates on or before the Expiration Date, you will not be eligible to participate in the Offer and any election that you made to exchange your Eligible Options before your termination will be automatically rejected. (See Section 1 of the Offer.)

Q6 AM I ELIGIBLE TO PARTICIPATE IN THE OFFER IF MY EMPLOYMENT TERMINATES BEFORE THE EXPIRATION DATE?

       No. You are not eligible to participate in the Offer if you are not employed by us or are a member of our Board of Directors on the Expiration Date. Your election to exchange Eligible Options will be automatically rejected if your employment or your membership on our Board of Directors is terminated on or prior to the Expiration Date. (See Section 1 of the Offer.)

Q7 IF I ELECT TO EXCHANGE ELIGIBLE OPTIONS, DO I HAVE TO EXCHANGE ALL OF MY ELIGIBLE OPTIONS OR CAN I JUST EXCHANGE SOME OF THEM?

       No, you do not have to exchange all of your Eligible Options. If you have more than one Eligible Option, then you can elect to exchange any or all of them. However, if you elect to exchange any of your Eligible Options, then you must exchange all option shares remaining unexercised under the Eligible Options you choose to exchange, and you must exchange ALL stock options granted to you on or after May 1, 2001, even if the exercise price of those stock options is less than $9.00 per share. (See Section 3 of the Offer.)


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Q8     IF MY ELIGIBLE OPTIONS ARE NOT CURRENTLY VESTED CAN I EXCHANGE THEM?

       Yes. Your ability to elect to exchange Eligible Options does not depend on whether those options have vested.

Q9     CAN I EXCHANGE A PORTION OF AN UNEXERCISED ELIGIBLE OPTION?

       No. If you elect to offer to exchange an Eligible Option, you must exchange all option shares remaining unexercised under that Eligible Option.

Q10 CAN I EXCHANGE THE REMAINING PORTION OF AN ELIGIBLE OPTION THAT I HAVE PARTIALLY EXERCISED?

       Yes. However, only option shares remaining unexercised under an Eligible Option may be exchanged if you elect to offer to exchange a partially exercised Eligible Option.

Q11 HOW MANY SHARES WILL I RECEIVE IN EXCHANGE FOR THE ELIGIBLE OPTIONS THAT I OFFER TO EXCHANGE?

       The number of shares of our Common Stock that you will receive in exchange for your Eligible Options will vary depending on the exercise prices of your Eligible Options, the number of option shares remaining unexercised under your Eligible Options and the price of our Common Stock. (See Sections 1 and 8 of the Offer.) For those Eligible Participants who elect to participate in the Offer, we will award non-executive officer employees a stock bonus under our 1999 Plan and executive officers and members of our Board of Directors a stock bonus under the 1997 Plan ("Stock Bonus"). (See Section 8 of the Offer.)

Q12    WHEN WILL I RECEIVE MY STOCK BONUS?

       The Stock Bonus will be awarded on December 6, 2001, the day after the Expiration Date (the "Award Date"). The Common Stock awarded under each Stock Bonus will be deposited into your Salomon Smith Barney ACCESS account within seven (7) days of the Award Date. (See Section 5 of the Offer.)


Q13    WHAT WILL BE THE EXERCISE PRICE OF THE STOCK BONUS?

       Nothing. The Stock Bonuses will not have an exercise or purchase price. The Stock Bonuses will be outright grants of stock. IF YOU ELECT TO EXCHANGE ELIGIBLE OPTIONS, YOU WILL RECEIVE ONLY A PORTION OF THE NUMBER OF SHARES YOU COULD HAVE PURCHASED BY EXERCISING YOUR ELIGIBLE OPTIONS. (See Section 8 of the Offer.)


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Q14    WHAT WILL BE THE VESTING PERIOD OF THE STOCK BONUS?

       There is no vesting period. The Stock Bonuses will be 100% vested on the Award Date. (See Section 8 of the Offer.)

Q15 WILL I HAVE TO WAIT LONGER TO SELL THE COMMON STOCK AWARDED UNDER MY STOCK BONUS THAN I WOULD UNDER THE ELIGIBLE OPTIONS I EXCHANGED?

       Possibly. You can sell the common stock underlying your Stock Bonus as soon as you receive it. However, you may be able to sell the option shares underlying the Eligible Options sooner if your Eligible Options are vested, you elect not to exchange your Eligible Options and you exercise the vested options for shares of our Common Stock and sell those shares immediately upon exercise. In any event, employees subject to our window trading policy may have to wait longer to sell any portion of the Stock Bonus or may not be able to immediately sell stock received upon exercise of a vested stock option.

Q16 IF I ELECT TO EXCHANGE ELIGIBLE OPTIONS, WILL MY ELECTION AFFECT MY EMPLOYMENT OR ANY COMPONENTS OF MY COMPENSATION?

       No. Whether or not you accept or reject the Offer is a personal decision that will not affect your employment with us or any component of your compensation, including your eligibility to receive additional stock option grants in the future. IF YOU ELECT TO PARTICIPATE IN THE OFFER, YOU WILL NOT BE ELIGIBLE TO RECEIVE NEW STOCK OPTION GRANTS FOR AT LEAST SIX (6) MONTHS AND ONE
(1) DAY FROM THE EXPIRATION DATE. PLEASE NOTE, HOWEVER, THAT WE HAVE NO PRESENT INTENTION TO AWARD EXISTING EMPLOYEES, WHETHER OR NOT THEY PARTICIPATE IN THE OFFER, ANY NEW STOCK OPTION GRANTS FOR AT LEAST SIX (6) MONTHS AND ONE (1) DAY FROM THE EXPIRATION DATE.

Q17    WILL I HAVE TO PAY TAXES IF I EXCHANGE MY OPTIONS IN THE OFFER?

       Yes. If you are subject to the tax laws of the United States and participate in the Offer, you will not recognize income for U.S. Federal and State Income Tax purposes at the time your Eligible Options are accepted for exchange and cancelled. However, you will recognize taxable ordinary income equal to the fair market value of the stock subject to the Stock Bonus at the close of the market on the Award Date.

       If you are subject to the tax laws of Israel and participate in the Offer, you will not realize income at the time your Eligible Options are accepted for exchange and cancelled. However, you will realize income under Israeli tax laws equal to the fair market value of the stock subject to the Stock Bonus at the close of the market on the Award Date.

       If you are an employee located outside of the United States and Israel and participate in the Offer, you will need to consult with your own advisor to determine the


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tax consequences of your election to participate in the Offer. (See Section 12 of the Offer.)

       If you participate in the Offer, you will be subject to and be responsible for paying all applicable income and employment tax withholdings as a condition to receiving your Stock Bonus. You will have the option of paying such withholding taxes by (i) having such taxes deducted from the paycheck(s) issued to you in 2001 after the Award Date; and/or (ii) paying such taxes directly to the Company; and/or (iii) paying such taxes with shares of Common Stock which would be withheld from the shares of Common Stock issuable to you under your Stock Bonus. In the case of (iii) above, the number of shares of Common Stock to be withheld for the payment of withholding taxes would be calculated using the same value per share of Common Stock used to calculate the income realized from the award of the Stock Bonus.

       We recommend that you consult with your tax advisor to determine the tax consequences of accepting the Offer.

Q18 IF I HAVE INCENTIVE STOCK OPTIONS, WHAT HAPPENS IF I ELECT NOT TO EXCHANGE THEM IN THIS OFFER?

       We do not believe that our Offer to you will change any of the terms of your Eligible Options if you do not accept the Offer. As such, if you elect not to exchange incentive stock options, we believe that those options will remain incentive stock options. However, the Internal Revenue Service (the "IRS") may characterize our Offer to you as a "modification" of those Eligible Options that are incentive stock options, even if you decline the Offer. A successful assertion by the IRS that such options have been modified could extend the options' holding period to qualify for favorable tax treatment and cause a portion of such options to be treated as nonqualified stock options.

       If you choose not to exchange your Eligible Options and you have been granted incentive stock options, we recommend that you consult with your tax advisor to determine the tax consequences of the exercise of those options and the sale of the Common Stock that you will receive upon exercise. (See Section 12 of the Offer.)

Q19 WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I KNOW IF IT IS EXTENDED?

       The Offer expires on the Expiration Date, which is scheduled to be December 5, 2001, at 5:00 p.m., Pacific Standard Time, unless we extend it.

       Although we do not currently intend to do so, we may, in our discretion, extend the Offer at any time. If we extend the Offer, we will announce the extension no later than 5:00 p.m., Pacific Standard Time, on the Expiration Date. (See Section 13 of the Offer.)


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Q20.   HOW DOES THE OFFER WORK? PLEASE PROVIDE ME WITH AN EXAMPLE.

       Employee received an option for 10,000 shares at $100 per share when he was hired on March 22, 2000. Employee hasn't exercised any of his option. Employee elects to exchange the Eligible Option and completes and submits the Election Form.

       To calculate the number of shares of Common Stock that Employee will receive as a Stock Bonus, we multiply 10,000 by $0.05, which is the per share price we are paying for option shares with an exercise price of $100. We will then divide the $500 by $10, which we will assume is the average stock price of our Common Stock during the last ten consecutive trading days prior to the expiration of the Offer, to determine the number of shares that Employee will receive as his Stock Bonus. Employee will receive 50 shares of Common Stock as his Stock Bonus. On the Stock Bonus grant date, Employee will realize taxable income equal to 50 (the number of shares he receives as a Stock Bonus) multiplied by the closing market value of our Common Stock on the date of grant, which value, in all likelihood, will differ from the average price used to calculate the number of shares of Common Stock underlying the Stock Bonus.

Q21. HOW DOES PAYING TAXES WITH SHARES OF COMMON STOCK FROM MY STOCK BONUS WORK? PLEASE PROVIDE ME WITH AN EXAMPLE.

       Using the example illustrated above in Question 20, Employee will realize taxable income equal to 50 (the number of shares Employee receives as a Stock Bonus) multiplied by the closing market value on our Common Stock on the date of grant. If Employee elects to pay his income and employment taxes by using a portion of his Stock Bonus, the number of Shares withheld will be calculated by using the same price per share used to calculate the income that you will realize.

       For purposes of this illustration, let's assume that the closing market value of our Common Stock on the date of grant is $9.50 and any income Employee recognizes will be taxed at a rate of 50% (which includes federal and state tax, social security, medicare and social disability insurance). Employee will recognize income of $475, will need to pay taxes in the amount of $237.50 and will need to use 25 shares of Common Stock underlying the Stock Bonus to pay the taxes.

Q22.   WHAT DO I NEED TO DO TO PARTICIPATE IN THE OFFER?

       If you want to participate in the Offer, YOU NEED TO COMPLETE THE ELECTION FORM FOUND AT WWW.TERAYON.COM/LOGIN.HTML AND SUBMIT IT IN ACCORDANCE WITH ITS INSTRUCTIONS BEFORE 5:00 P.M., PACIFIC STANDARD TIME, ON THE EXPIRATION DATE. Election Forms MUST BE SUBMITTED before 5:00 p.m., Pacific Standard Time, on the Expiration Date. Any Election Forms submitted after 5:00 p.m., Pacific Standard Time, on the Expiration Date will be rejected by us.


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       If you have questions about participating in this Offer or delivering your Election Form, you may contact Trudi Stringer at (408) 919-5825 or by e-mail at stockoptions@terayon.com. You should review the Offer to Exchange, the Election Form and all of the attachments to the tender offer statement on Schedule TO, filed with the SEC on November 6, 2001, before making your election.

       If we extend the Offer beyond the current Expiration Date of December 5, 2001, then you must complete and submit the Election Form before the extended expiration of the Offer. We may reject any Eligible Options offered for exchange to the extent that we determine the Election Form is not properly completed or to the extent that we determine it would be unlawful to accept the options. Although we may later extend, terminate or amend the Offer, we currently expect to accept all properly exchanged Eligible Options promptly after 5:00 p.m., Pacific Standard Time, on the Expiration Date. IF YOU DO NOT SUBMIT THE ELECTION FORM BEFORE THE OFFER EXPIRES, IT WILL HAVE THE SAME EFFECT AS IF YOU REJECTED THE OFFER. (See Section 3 of the Offer.)

Q23 DURING WHAT PERIOD OF TIME MAY I CHANGE MY PREVIOUS ELECTION OR WITHDRAW FROM PARTICIPATING IN THE OFFER?

       You may change your previous election or withdraw from participating in the Offer altogether at any time before 5:00 p.m., Pacific Standard Time, on the Expiration Date. To change your election or withdraw, you must complete the Election Form found at www.terayon.com/login.html and submit it according to its instructions before the Offer expires. You may change your election or withdraw as many times as you want. The last Election Form you submit will govern whether your Eligible Options are offered for exchange. (See Section 4 of the Offer.)

Q24 WHAT HAPPENS TO MY OPTIONS IF I DO NOT ACCEPT THE OFFER OR IF MY OPTIONS ARE NOT ACCEPTED FOR EXCHANGE?

       Nothing. If you do not elect to participate in the Offer, or if we do not accept the options you elect to exchange, you will keep all of your current options, and no changes will be made to them. However, if you currently have incentive stock options that are Eligible Options under this Offer and you do not elect to participate in the Offer, see Question 17 above. Furthermore, if you do not elect to participate in the Offer, or if we do not accept the options you elect to exchange, you will not receive a Stock Bonus.

Q25    WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

       For additional information or assistance, you should contact Trudi Stringer via e-mail at stockoptions@terayon.com or by telephone at (408) 919-5825.